UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________

CHINA MODERN AGRICULTURAL INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-2776002
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No.A09, Wuzhou Sun Town Limin Avenue, Limin Development District
Harbin, Heilongjiang, China	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-164488

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of China Modern Agricultural Information, Inc., a Nevada corporation (“the Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock to be registered is set forth under “Description of Securities” in the Company’s registration statement on Form S-1 (File No. 333-164488), filed with the U.S. Securities and Exchange Commission on January 22, 2010 and declared effective on May 6, 2010 (the “Registration Statement”).

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the registrant

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*            Filed as equivalent exhibit numbers to the registrant’s Registration Statement on Form S-1 filed on January 22, 2010 and declared effective on May 6, 2010 (File no. 333-164488) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA MODERN AGRICULTURAL INFORMATION, INC.

Date: September 30, 2011	By:	/s/ Wang Youliang
Wang Youliang
Chief Executive Officer